Exhibit 99.1

Live Ventures Announces Record Financial Results for Third Fiscal Quarter 2018

LAS VEGAS, August 14, 2018 -- Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, today announces financial results for its third fiscal quarter 2018, which ended June 30, 2018. The company reported record quarterly revenue of $54.7 million, representing an increase of 32.1 percent over the same period the prior year, and basic EPS (earnings per share) of $1.05. The company’s results for the third fiscal quarter 2018 include those of ApplianceSmart, which was acquired in the first fiscal quarter 2018.

The company reported total assets of $141.8 million as of the third fiscal quarter 2018. Stockholders’ equity stood at a record of $39.5 million, representing an increase of 21.1 percent over the same period last year.

Key highlights of the third fiscal quarter 2018 compared to the same period last year include:

•	Revenues of $54.7 million, up 32.1 percent
•	Gross profit of $18.8 million, up 10.7 percent
•	Basic earnings per share of $1.05, up 0.9 percent
•	Non-GAAP EBITDA of $21.1 million for nine months ended June 30, 2018, up 19.5 percent compared to the nine months ended June 30, 2017.
•	Total assets of $141.8 million
•	1,960,059 outstanding shares of common stock as of June 30, 2018, compared to 2,010,413 as of June 30, 2017

The company recorded a one-time, non-cash charge of $742,000 relating to the un-amortized debt issuance cost in connection with the payoff of the company’s credit facility with Capitala Private Credit Fund. The company did not pay an early termination fee in connection with the loan payoff. Since the refinancing of the Capitala credit facility closed on June 7, 2018, interest cost savings from this refinancing transaction were reflected operationally for less than one-third of the fiscal quarter. The company expects annual interest savings to increase in future quarters.

Net cash flow from operating activities for the nine months ended June 30, 2018 totaled $9.7 million, up 38.4 percent compared to the same period the year prior.

The company finalized its purchase price allocation in connection with its acquisition of ApplianceSmart. The final bargain purchase gain adjustment reported in the company’s third fiscal quarter 2018 financial statements was $3.6 million, for a total bargain purchase gain of $7.4 million, net of tax, for the nine months year to date.

Cash availability, representing cash on hand and available credit on the company’s revolving lines of credit, was $10.5 million at June 30, 2018.

“The company reported record quarterly revenue and our operating cash flow growth was very strong. We believe that the Vintage Stock refinancing and loan modification with Comvest and Texas Capital Bank were successful in the third fiscal quarter and will further lower the company’s interest expense going forward,” said Virland Johnson, CFO of Live Ventures.

Live Ventures will be holding its third quarter conference call at 4:30 p.m. Eastern Time on August 14, 2018. Management will take live questions following the prepared remarks. Interested investors may participate in the conference call by dialing (877) 876-9176 (for U.S.-based callers) or (785) 424-1667 (for international callers) and providing the operator with the conference ID: LIVE VENTURES.

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About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep.  Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

Presentation of Non-GAAP Measure

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this press release, Live Ventures has provided a non-GAAP measurement of EBITDA. We have included EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Accordingly, we believe that EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. EBITDA is reconciled from the respective measure under GAAP in the attached table “Non-GAAP Reconciliation.”

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements, and include statements relating to expected annual interest savings and plans to mitigate product margin and sales mix. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

This press release should be read in conjunction with the Form 10-K or Form 10-Q to which it relates, and with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@live-ventures.com
http://live-ventures.com
Source:  Live Ventures Incorporated

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Non-GAAP Reconciliation

	Quarter Ended June 30, 2018	Quarter Ended June 30, 2017	Nine Months Ended June 30, 2018	Nine Months Ended June 30, 2017
Net Income	$2,077,038	$2,128,043	$5,877,866	$5,397,282

Plus:
Depreciation and amortization	1,821,233	1,089,541	4,524,397	3,112,786
Interest expense	2,711,282	2,127,790	7,001,314	5,612,319
Provision (benefit) of income taxes	(174,806)	1,139,946	3,685,941	3,521,265

EBITDA	$6,434,747	$6,485,320	$21,089,518	$17,643,652

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